                                                                     EXHIBIT 4.1
                                                   TO THE REGISTRATION STATEMENT
                                                                       (6/21/00)

                HONDA AUTO RECEIVABLES [____________ OWNER TRUST
                           (a Delaware Business Trust)

                  ---------------------------------------------

                              AMENDED AND RESTATED
                                 TRUST AGREEMENT

                                     between

                        AMERICAN HONDA RECEIVABLES CORP.,
                                  as Depositor,

                                       and

                        [                              ]
                         ------------------------------
                                as Owner Trustee

                                       and
                       (for certain limited purposes only)

                        [                              ]
                         ------------------------------
                             as Delaware Co-Trustee

                               ------------------




                          Dated as of [_______________]

                                TABLE OF CONTENTS
                                                                                                              PAGE

                                   ARTICLE ONE

                                   DEFINITIONS
Section 1.01.       General Definitions..........................................................................1
Section 1.02.       Other Definitional Provisions................................................................5
Section 1.03.       Interpretive Provisions......................................................................5

                                   ARTICLE TWO

                                   ORGANIZATION

Section 2.01.       Name.........................................................................................5
Section 2.02.       Office.......................................................................................6
Section 2.03.       Purposes And Powers..........................................................................6
Section 2.04.       Appointment of Owner Trustee.................................................................6
Section 2.05.       Power of Attorney............................................................................7
Section 2.06.       Initial Capital Contribution of Trust Estate.................................................7
Section 2.07.       Declaration of Trust.........................................................................7
Section 2.08.       Liability of Certificateholders..............................................................7
Section 2.09.       Title to Trust Property......................................................................8
Section 2.10.       Situs of Issuer..............................................................................8
Section 2.11.       Representations and Warranties of the Depositor..............................................8
Section 2.12.       Federal Income Tax Allocations...............................................................9

                                  ARTICLE THREE

                   TRUST CERTIFICATES AND TRANSFER OF INTERESTS

Section 3.01.       Initial Ownership...........................................................................10
Section 3.02.       The Trust Certificates......................................................................10
Section 3.03.       Authentication and Delivery of Trust Certificates...........................................10
Section 3.04.       Registration of Transfer and Exchange of Trust Certificates.................................11
Section 3.05.       Mutilated, Destroyed, Lost or Stolen Trust Certificates.....................................13
Section 3.06.       Persons Deemed Certificateholders...........................................................13
Section 3.07.       Access to List of Certificateholders' Names and Addresses...................................13
Section 3.08.       Maintenance of Office or Agency.............................................................14
Section 3.09.       Appointment of Paying Agent.................................................................14
Section 3.10.       Repayment of Trust Certificates.............................................................14


                                        -i-


                                                                                                              PAGE
                                    ARTICLE FOUR

                   ACTIONS BY OWNER TRUSTEE OR CERTIFICATEHOLDERS

Section 4.01.       Prior Notice to Certificateholders with Respect to Certain Matters..........................14
Section 4.02.       Action by Certificateholders with Respect to Certain Matters................................15
Section 4.03.       Action by Certificateholders with Respect to Bankruptcy.....................................16
Section 4.04.       Restrictions on Certificateholders' Power...................................................16
Section 4.05.       Majority Control............................................................................16

                                    ARTICLE FIVE

                     APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 5.01.       Establishment of Accounts...................................................................16
Section 5.02.       Application of Trust Funds..................................................................17
Section 5.03.       Method of Payment...........................................................................17
Section 5.04.       No Segregation of Monies; No Interest.......................................................17
Section 5.05.       Accounting and Reports to Certificateholders, Internal Revenue Service and Others...........17
Section 5.06.       Signature on Returns; Tax Matter Partner....................................................18

                                    ARTICLE SIX

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 6.01.       General Authority...........................................................................18
Section 6.02.       General Duties..............................................................................18
Section 6.03.       Duties of the Owner Trustee.................................................................19
Section 6.04.       No Duties Except as Specified in this Agreement or in Instructions..........................20
Section 6.05.       No Action Except under Specified Documents or Instructions..................................20
Section 6.06.       Restrictions................................................................................20

                                     ARTICLE SEVEN

                             CONCERNING THE OWNER TRUSTEE

Section 7.01.       Acceptance of Trusts and Duties.............................................................20
Section 7.02.       Furnishing of Documents.....................................................................22
Section 7.03.       Representations and Warranties..............................................................22
Section 7.04.       Reliance; Advice of Counsel.................................................................22
Section 7.05.       Not Acting in Individual Capacity...........................................................23
Section 7.06.       Owner Trustee Not Liable for Trust Certificates or Receivables..............................23


                                      -ii-

                                                                                                              PAGE

Section 7.07.       Owner Trustee May Own Trust Certificates and Notes..........................................24
Section 7.08.       Pennsylvania Motor Vehicle Sales Finance Act Licenses.......................................24

                                     ARTICLE EIGHT

                              COMPENSATION OF OWNER TRUSTEE

Section 8.01.       Owner Trustee's Fees and Expenses...........................................................24
Section 8.02.       Indemnification.............................................................................24
Section 8.03.       Payments to the Owner Trustee...............................................................25

                                     ARTICLE NINE

                              TERMINATION OF TRUST AGREEMENT

Section 9.01.       Termination of Trust Agreement..............................................................25
Section 9.02.       Dissolution upon Insolvency of the Depositor................................................26

                                     ARTICLE TEN

                  SUCCESSOR OWNER TRUSTEE AND ADDITIONAL OWNER TRUSTEES

Section 10.01.      Eligibility Requirements for Owner Trustee..................................................27
Section 10.02.      Resignation or Removal of Owner Trustee.....................................................27
Section 10.03.      Successor Owner Trustee.....................................................................28
Section 10.04.      Merger or Consolidation of Owner Trustee....................................................29
Section 10.05.      Appointment of Co-Trustee or Separate Trustee...............................................29

                                    ARTICLE ELEVEN

                       AUTHORITY AND DUTIES OF DELAWARE CO-TRUSTEE

Section 11.01.      General Authority of Delaware Co-trustee....................................................30
Section 11.02.      Duties of Delaware Co-trustee...............................................................30
Section 11.03.      Representations and Warranties of Delaware Co-Trustee.......................................32
Section 11.04.      Compensation of Delaware Co-Trustee.........................................................32
Section 11.05.      Indemnification of Delaware Co-Trustee......................................................32
Section 11.06.      Resignation or Removal of Delaware Co-trustee...............................................33
Section 11.07.      Payments to the Delaware Co-Trustees........................................................33


                                     -iii-

                                                                                                              PAGE
                                 ARTICLE TWELVE

                                 MISCELLANEOUS

Section 12.01.      Supplements and Amendments TC ".............................................................33
Section 12.02.      No Legal Title to Owner Trust Estate in Certificateholders..................................35
Section 12.03.      Limitations on Rights of Others.............................................................35
Section 12.04.      Notices.....................................................................................35
Section 12.05.      Severability................................................................................36
Section 12.06.      Separate Counterparts.......................................................................36
Section 12.07.      Successors And Assigns......................................................................36
Section 12.08.      No Petition.................................................................................36
Section 12.09.      No Recourse.................................................................................36
Section 12.10.      Headings....................................................................................37
Section 12.11.      GOVERNING LAW...............................................................................37
Section 12.12.      Depositor Payment Obligation................................................................37

                                     EXHIBITS

Exhibit A         Form of Trust Certificate
Exhibit B         Transferee Representation Letter
Exhibit C         Transferor Representation Letter

         This Amended and Restated Trust Agreement, dated as of [__________], is between American Honda Receivables Corp., a California corporation, as depositor (the "Depositor"), [______________________________], as trustee (the "Owner
Trustee") and for certain limited purposes set forth herein, [________________________], not in its individual capacity but solely as Delaware Co-Trustee.

         WHEREAS, Honda Auto Receivables [_____] Owner Trust has been created pursuant to a trust agreement, dated as of [________________], between the Depositor and the Owner Trustee (the "Initial Trust Agreement"); and

         WHEREAS, the parties hereto are entering into this amended and restated trust agreement pursuant to which, among other things, the Initial Trust Agreement will be amended and restated in its entirety and $[__________] aggregate principal amount of asset backed securities will be issued.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                ARTICLE ONE

                                DEFINITIONS

SECTION 1.01. GENERAL DEFINITIONS. Except as otherwise specified herein or if the context may otherwise require, capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Sale and Servicing Agreement and the Indenture for all purposes of this Trust Agreement. Except as otherwise provided in this Agreement, whenever used herein the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "ADMINISTRATION AGREEMENT" means the administration agreement, dated as of [__________], among the Issuer, the Indenture Trustee and AHFC, as amended or supplemented from time to time.

         "ADMINISTRATOR" means AHFC, acting in its capacity as Administrator under the Administration Agreement.

         "AGREEMENT" means this Amended and Restated Trust Agreement, as the same may be amended and supplemented from time to time.

         "AHFC" means American Honda Finance Corporation, its successors and assigns.

         "AHRC" means American Honda Receivables Corp., its successors and assigns.

         "APPLICANTS" shall have the meaning specified in Section 3.07.

         "BENEFIT PLAN" means (i) an employee benefit plan (as such term is defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

         "BUSINESS TRUST STATUTE" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 ET SEQ., as the same may be amended from time to time.

         "CERTIFICATE DISTRIBUTION ACCOUNT" means the account established and maintained as such pursuant to Section 5.01.

         "CERTIFICATE OF TRUST" means the Certificate of Trust filed with respect to formation of the Issuer pursuant to Section 3810(a) of the Business Trust Statute.

         "CERTIFICATE RATE" means the [___]% per annum calculated on the basis of a 360 day year of twelve 30 day months.

         "CERTIFICATE REGISTER" and "CERTIFICATE REGISTRAR" means the register maintained and the registrar (or any successor thereto) appointed pursuant to
Section 3.04.

         "CERTIFICATEHOLDER" or "HOLDER" means a Person in whose name a Trust Certificate is registered in the Certificate Register.

         "CLOSING DATE" means [__________].

         "CODE" means the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

         "COMMISSION" means the Securities and Exchange Commission, and its successors.

         "CORPORATE TRUST OFFICE" means, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at [_________________________________], or at such other address as the Owner
Trustee may designate by notice to the Certificateholders and, the Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Certificateholders).

         "DELAWARE CO-TRUSTEE" means [_______________________], not in its individual capacity but solely as Delaware co-trustee under this Agreement, and any successor co-trustee hereunder.

         "DEPOSITOR" means AHRC in its capacity as depositor hereunder.

         "DTC" means The Depository Trust Company, and its successors.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXPENSES" means reasonable compensation and expenses, disbursements and advances of the Owner Trustee and its agents, counsel, accountants and experts directly related to its services hereunder.

         "INDEMNIFIED PARTIES" means the Owner Trustee and its successors, assigns, agents and any co-trustee.

         "INDENTURE" means the Indenture, dated as of [_________] between the Issuer and the Indenture Trustee.

         "INVESTMENT LETTER" means a letter delivered in connection with the transfer of a Trust Certificate pursuant to Sections 3.04(a) and 3.04 (b)(2), substantially in the form attached hereto as Exhibit C.

         "ISSUER" means the Honda Auto Receivables [_____] Owner Trust, formed as a Delaware business trust pursuant to this Agreement, and the filing of the Certificate of Trust.

         "NON-U.S. PERSON" means any Person who is not (i) a citizen or resident of the United States who is a natural person, (ii) a corporation or partnership (or an entity treated as a corporation or partnership) organized in or under the laws of the United States or any state thereof, including the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), (iii) an estate, the income of which is subject to United States Federal income taxation, regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as such term is defined in the Code and Treasury Regulations) have the authority to control all substantial decisions of the trust; except that, to the extent provided in Treasury Regulations, certain trusts in existence prior to August 20, 1996 which elected to be treated as United States Persons prior to such date also shall be U.S. Persons.

         "OPINION OF COUNSEL" means one or more written opinions of counsel, who may be an employee of or counsel to the Transferor, the Depositor or the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or each Rating Agency, as applicable.

         "ORIGINAL CERTIFICATE BALANCE" means $[__________].

         "OWNER TRUST ESTATE" means all right, title and interest of the Issuer in and to the property and rights assigned to the Issuer pursuant to Article Two of the Sale and Servicing Agreement, all funds on deposit from time to time in the accounts created pursuant to Section 4.01 of the Sale and Servicing Agreement (excluding any net investment income with respect to amounts held in such accounts), all other property of the Issuer from time to time, including any rights of the Owner Trustee and the Issuer pursuant to the Sale and Servicing Agreement and the Administration Agreement as assignee of the rights and interests of the Depositor under the Purchase Agreement.

         "OWNER TRUSTEE" means [______________________________], not in its individual capacity but solely as owner trustee under this Agreement, and any successor owner trustee hereunder.

         "PAYING AGENT" means any paying agent or co-paying agent appointed pursuant to Section 3.09 and shall initially be [________________________].

         "PERCENTAGE INTEREST" means, as to any Trust Certificate, the percentage interest specified on the face thereof, in the distributions on the Trust Certificates pursuant to this Agreement.

         "PURCHASE AGREEMENT" means the Purchase Agreement, dated as of [__________________] between AHFC, as seller and AHRC, as purchaser, as amended or supplemented from time to time.

         "RECORD DATE" means, with respect to the Notes of any Class or the Trust Certificates and each Payment Date, the calendar day immediately preceding such Payment Date or, if Definitive Notes representing any Class of Notes have been issued, the last day of the month immediately preceding the month in which such Payment Date occurs. Any amount stated "as of a Record Date" or "on a Record Date" shall give effect to (i) all applications of collections, and (ii) all payments and distributions to any party under this Agreement, the Indenture and the Trust Agreement or to the related Obligor, as the case may be, in each case as determined as of the opening of business on the related Record Date.

         "REQUIRED RATING" means, with respect to any entity, that such entity (or the parent of such entity) has a ruling of at least BBB- by Standard & Poor's, at least Baa3 by Moody's and at least [ ] by Fitch.

         "SALE AND SERVICING AGREEMENT" means the sale and servicing agreement, dated as of [__________], among the Issuer, the Depositor and AHFC, as servicer, as amended or supplemented from time to time.

         "SECRETARY OF STATE" means the Secretary of State of the State of Delaware.

         "SECURITIES ACCOUNT CONTROL AGREEMENT" shall have the meaning ascribed thereto in the Sale and Servicing Agreement.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "TREASURY REGULATIONS" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         "TRUST CERTIFICATE" means a certificate evidencing the beneficial interest in the Issuer, substantially in the form attached hereto as Exhibit A.

         SECTION 1.02.     OTHER DEFINITIONAL PROVISIONS.

                  (a) Capitalized terms used herein that are not otherwise defined have the meanings ascribed thereto in the Sale and Servicing Agreement or the Indenture, as the case may be.

                  (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         SECTION 1.03.     INTERPRETIVE PROVISIONS.

                  (a) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as "herein", "hereof" and the like shall refer to this Agreement as a whole and not to any particular part, article or section within this Agreement, (iii) references to a section such as "Section 1.01" and the like shall refer to the applicable Section of this Agreement, (iv) the term "include, and all variations thereof shall mean "include without limitation", (v) the term "or" shall include "and/or" and (vi) the term "proceeds" shall have the meaning set forth in the applicable UCC.

                  (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

                                  ARTICLE TWO

                                  ORGANIZATION

         SECTION 2.01. NAME. The trust created hereby shall be known as the "Honda Auto Receivables [_____] Owner Trust", in which name the Owner Trustee may conduct the business of the Issuer, make and execute contracts and other instruments and sue and be sued, to the extent herein provided. The Owner Trustee is hereby authorized and vested with the power and authority to make and execute contracts, instruments, certificates, agreements and other writings on behalf of the Issuer as set forth herein and to sue and be sued on behalf of the Issuer.

         The Owner Trustee does hereby accept and agree to hold in trust, for the benefit of the Certificateholders and such other Persons as may become beneficiaries hereunder from time to time, all of the Owner Trust Estate conveyed or to be conveyed to the Issuer, and all monies and proceeds that may be received with respect thereto, subject to the terms of this Agreement.

         SECTION 2.02. OFFICE. The principal place of business of the Issuer for purposes of Delaware law shall be in care of the Delaware Co-Trustee. The Issuer may establish additional offices located at such place or places inside or outside of the State of Delaware as the Owner Trustee may designate from time to time in written notice to each Certificateholder and the Servicer. Initially, the Issuer shall establish one such additional office at the offices of the Owner Trustee set forth in Section 12.04.

         SECTION 2.03.  PURPOSES AND POWERS.

                  (a) The purpose of the Issuer is to engage in the following activities:

                           (i) to issue the Notes pursuant to the Indenture and the Trust Certificates pursuant to this Agreement;

                           (ii) to acquire the Trust Estate (including the Receivables and related property) from the Depositor in exchange for the Notes and Trust Certificates pursuant to the Sale and Servicing Agreement;

                           (iii) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Issuer pursuant to, the Indenture as set forth therein and in the Sale and Servicing Agreement;

                           (iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

                           (v) to engage in those activities, including entering into agreements, that are necessary to accomplish the foregoing or are incidental thereto or connected therewith; and

                           (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the Noteholders and in respect of any amounts to be released to the Depositor, the Servicer, the Administrator and third parties, if any.

                  (b) The Issuer is hereby authorized to engage in the foregoing activities. The Issuer shall not engage in any activities other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

         SECTION 2.04. APPOINTMENT OF OWNER TRUSTEE. The Depositor hereby appoints the Owner Trustee as trustee of the Issuer effective as of the date hereof, to have all the rights, powers and duties set forth herein, and the Owner Trustee hereby accepts such appointment.

         The Owner Trustee may engage, in the name of the Issuer or in its own name on behalf of the Issuer, in the activities of the Issuer, make and execute contracts on behalf of the Issuer and sue and be sued.

         SECTION 2.05. POWER OF ATTORNEY. Pursuant to the Administration Agreement, the Owner Trustee has authorized the Administrator to perform certain of its administrative duties hereunder, including duties with respect to the management of the Owner Trust Estate, and in connection therewith hereby grants the Administrator its revocable power of attorney. Each Certificateholder by such Holder's acceptance of any Trust Certificate or beneficial interest therein, as the case may be, shall be deemed to have granted power of attorney to the Administrator for purposes of actions taken or to be taken with respect to the Trust Certificates.

         SECTION 2.06. INITIAL CAPITAL CONTRIBUTION OF TRUST ESTATE. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1,000.00. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Issuer as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

         SECTION 2.07. DECLARATION OF TRUST. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Issuer under the Basic Documents. It is the intention of the parties hereto that the Issuer constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Issuer shall be treated as a division or branch of the Person holding the beneficial ownership interests in the Issuer for any period during which the beneficial ownership interests in the Issuer are held by one Person, and shall be treated as a partnership for any period during which the beneficial ownership interests in the Issuer are held by more than one Person, with the assets of the partnership being the Receivables and other assets held by the Issuer and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Issuer will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Issuer as a partnership for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute for the sole purpose and to the extent necessary to accomplish the purpose of the Issuer as set forth in Section 2.03(a). At the direction of the Depositor, the Owner Trustee shall file or cause to be filed a certificate of trust for the Issuer pursuant to the Business Trust Statute and such amendments thereto as shall be necessary or appropriate to satisfy the purposes of this agreement and as shall be consistent with the provisions hereof.

         SECTION 2.08. LIABILITY OF CERTIFICATEHOLDERS. No Certificateholder shall have any personal liability for any liability or obligation of the Issuer, solely by reason of it being a Certificateholder.

         SECTION 2.09. TITLE TO TRUST PROPERTY. Legal title to the Owner Trust Estate shall be vested at all times in the Issuer as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

         SECTION 2.10. SITUS OF ISSUER. The Issuer will be located in the State of Delaware and administered in the State of [________________]. All bank accounts maintained by the Owner Trustee on behalf of the Issuer shall be located in the State of Delaware, California or New York. The Issuer shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Issuer only in, and payments will be made by the Issuer only from, the States of Delaware, California or New York. The principal office of the Issuer will be at the Corporate Trust Office in [_____________].

         SECTION 2.11. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR. The Depositor hereby represents and warrants to the Owner Trustee and the Delaware Co-Trustee that as of the Closing Date:

                  (a) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority and legal right to acquire, own and sell the Receivables.

                  (b) The Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications and where the failure to so qualify will have a material adverse effect on the ability of the Depositor to conduct its business or perform its obligations under this Agreement.

                  (c) The Depositor has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary corporate action.

                  (d) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally or by general principles of equity.

                  (e) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Depositor, or conflict with or violate any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties; which breach, default, conflict, lien or violation would have a material adverse effect on the earnings, business affairs or business prospects of the Depositor.

                  (f) There are no actions, suits or proceedings before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Depositor's knowledge, threatened, against or affecting the Depositor:
(i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, or (iv) relating to the Depositor and which might adversely affect the federal income tax attributes of the Issuer, the Trust Certificates or the Notes.

         SECTION 2.12. FEDERAL INCOME TAX ALLOCATIONS. Net income of the Issuer for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated:

                  (a) in an amount equal to any amount distributed to the Certificateholders pursuant to the Sale and Servicing Agreement (to the extent not previously allocated pursuant to this clause);

                  (b) and to the Depositor, to the extent of any remaining net income.

If the net income of the Issuer for any month is insufficient for the allocations described in clause (a) above, subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in the preceding sentence. Net losses of the Issuer, if any, for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Depositor to the extent the Depositor has agreed hereunder and under the Sale and Servicing Agreement and the Indenture to bear the economic burden of such net losses, and any remaining net losses shall be allocated among the Certificateholders as of the first Payment Date following the end of such month in proportion to their ownership of principal amount of Certificates as of the close of business on such Payment Date. The Depositor is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Depositor or to the Certificateholders, or as otherwise required by the Code.

                                 ARTICLE THREE

                  TRUST CERTIFICATES AND TRANSFER OF INTERESTS

         SECTION 3.01. INITIAL OWNERSHIP. Upon the formation of the Issuer by the contribution by the Depositor pursuant to Section 2.06 and until the issuance of the Trust Certificates, the Depositor shall be the sole beneficiary of the Issuer.

         SECTION 3.02. THE TRUST CERTIFICATES. The Trust Certificates shall be issued in minimum denominations of $1,000 and integral multiples thereof; provided, however, that the Trust Certificates issued to AHRC pursuant to
Section 3.03 may be issued in such denomination as required to include any residual amount. The Trust Certificates shall be executed by the Owner Trustee on behalf of the Issuer by manual or facsimile signature of an authorized officer of the Owner Trustee and attested on behalf of the Owner Trustee by the manual or facsimile signature of an authorized officer of the Owner Trustee and shall have deemed to have been validly issued when so executed. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Issuer, shall be validly issued and binding obligations of the Issuer and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates.

         The Trust Certificate may be printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination in form of Exhibit A hereto.

         A transferee of a Trust Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Trust Certificate duly registered in such transferee's name pursuant to Section 3.04.

         SECTION 3.03. AUTHENTICATION AND DELIVERY OF TRUST CERTIFICATES. On the Closing Date, the Owner Trustee shall cause to be authenticated and delivered on behalf of the Issuer to the Depositor, in exchange for the Receivables and the other assets of the Issuer, simultaneously with the sale, assignment and transfer to the Issuer of the Receivables, and the constructive delivery to the Owner Trustee of the Receivable Files and the other assets of the Issuer, Trust Certificates duly authenticated by the Owner Trustee, in authorized denominations equaling in the aggregate the Original Certificate Balance and evidencing the entire ownership of the Issuer. No Trust Certificate shall entitle its Holder to any benefit under this Agreement, or be valid for any purpose, unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or its authenticating agent, by manual or facsimile signature of a Trust Officer; and such authentication shall constitute conclusive evidence, and the only evidence, that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication. Upon issuance, authentication and delivery pursuant to the terms hereof, the Trust Certificates will be entitled to the benefits of this Agreement.

         SECTION 3.04. REGISTRATION OF TRANSFER AND EXCHANGE OF TRUST CERTIFICATES.

                  (a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Trust Certificates and of transfers and exchanges of Trust Certificates as herein provided. [_________________________] is hereby appointed as initial Certificate Registrar. Upon any resignation of the initial Certificate Registrar, the Owner Trustee shall promptly appoint a successor thereto. The Owner Trustee shall be the initial Certificate Registrar. In the event that the Certificate Registrar shall for any reason become unable to act as Certificate Registrar, the Certificate Registrar shall promptly give written notice to such effect to the Depositor, the Owner Trustee and the Servicer. Upon receipt of such notice, the Servicer shall appoint another bank or trust company, having an office or agency located in the Chicago, Illinois or The City of New York, and that shall agree to act in accordance with the provisions of this Agreement applicable to it, and otherwise acceptable to the Owner Trustee, to act as successor Certificate Registrar under this Agreement.

                  (b) Upon surrender for registration of transfer of any Trust Certificate at the office of the Certificate Registrar and subject to the satisfaction of the preceding paragraph, the Owner Trustee shall execute, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like Percentage Interest dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Holder, Trust Certificates may be exchanged for other Trust Certificates of authorized denominations of a like aggregate Percentage Interest upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.08.

         No transfer of a Trust Certificate shall be made unless the Owner Trustee shall have received:

         (1) a representation from the transferee of such Trust Certificate substantially in the form of Exhibit B to the effect that:

                  (i)      such transferee is not a Non-U.S. Person;

                  (ii) such transferee (A) is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to
         Section 4975 of the Code (a "Plan"), nor a person acting on behalf of a Plan nor using the assets of a Plan to effect such transfer, and (B) is not an insurance company purchasing a Trust Certificate with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) as to which there is a Plan with respect to which the amount of such general account's reserves and liabilities for the contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTCE 95-60) at the date of acquisition; or

                  (iii) is a Plan or is an insurance company purchasing a Trust Certificate with funds contained in an insurance company general account, having attached thereto an opinion of counsel satisfactory to the Owner Trustee, which opinion shall not be an expense of either the Owner Trustee or the Trustee, addressed to the Owner Trustee, to the effect that the purchase or holding of such Trust Certificate will not result in the assets of the Owner Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Owner Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability.

Notwithstanding anything else to the contrary herein, any purported transfer of a Trust Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code or to an insurance company purchasing with funds from a general account not exempt pursuant to PTCE 95-60 without the delivery to the Owner Trustee of an opinion of counsel satisfactory to the Owner Trustee as described in clause (iii) above shall be void and of no effect;

         (2) a representation from the transferor of such Trust Certificate substantially in the form of Exhibit C; and

         (3) an opinion of counsel to the Owner Trustee that the transfer of such Trust Certificate is being made pursuant to an effective registration under the Securities Act of 1933 or is exempt from the registration requirements of the Securities Act.

                  To the extent permitted under applicable law (including, but not limited to, ERISA), the Owner Trustee shall be under no liability to any Person for any registration of transfer of any Trust Certificate that is in fact not permitted by this Section 3.03(b) or for making any payments due on such Trust Certificate to the Certificateholder thereof or taking any other action with respect to such Holder under the provisions of this Trust Agreement or the Sale and Servicing Agreement so long as the transfer was registered by the Certificate Registrar or the Owner Trustee in accordance with the foregoing requirements.

                  (c) No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

                  (d) All Trust Certificates surrendered for registration of transfer or exchange, if surrendered to the Issuer or any agent of the Owner Trustee or the Issuer under this Agreement, shall be delivered to the Owner Trustee and promptly cancelled by it, or, if surrendered to the Owner Trustee, shall be promptly cancelled by it, and no Trust Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Owner Trustee shall dispose of cancelled Trust Certificates in accordance with the normal industry practice.

                  (e) The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make, and the Certificate Registrar shall not register transfers or exchanges of, Trust Certificates for a period of 15 days preceding the due date for any payment with respect to the Trust Certificates.

         SECTION 3.05. MUTILATED, DESTROYED, LOST OR STOLEN TRUST CERTIFICATES. If (i) any mutilated Trust Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate and (ii) there is delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice that such Trust Certificate has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Issuer shall execute and the Owner Trustee or its authenticating agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate in an authorized denomination and of a like Percentage Interest. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

         SECTION 3.06. PERSONS DEEMED CERTIFICATEHOLDERS. Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar, any Paying Agent and any of their respective agents may treat the Person in whose name any Trust Certificate is registered as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar, any Paying Agent or any of their respective agents shall be affected by any notice to the contrary.

         SECTION 3.07. ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Owner Trustee shall furnish or cause to be furnished to the Servicer and the Depositor, within 15 days after receipt by the Owner Trustee of a written request therefor from the Servicer or the Depositor, a list, in such form as the Servicer or the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders, or one or more Holders of Trust Certificates evidencing not less than 51% of the Percentage Interests of the Trust Certificates (hereinafter referred to as the "Applicants"), apply in writing to the Owner Trustee, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Trust Certificates, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         SECTION 3.08. MAINTENANCE OF OFFICE OR AGENCY. The Owner Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Trust Certificates and the Basic Documents may be served. The Owner Trustee initially designates [_____________________], New York, New York [______] as its office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         SECTION 3.09. APPOINTMENT OF PAYING AGENT. Except during any period when the Indenture Trustee is authorized and directed to do so under the Indenture, the Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.02(a) and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent initially shall be the Owner Trustee, and any co-paying agent chosen by the Paying Agent that is acceptable to the Owner Trustee. Each Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. In the event that the Owner Trustee shall no longer be the Paying Agent, the Owner. Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.03, 7.04 and 8.01 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

         SECTION 3.10. REPAYMENT OF TRUST CERTIFICATES. In the event of an optional purchase, the Trust Certificates will be prepaid in whole, but not in part, at a prepayment price equal to the Certificate Balance plus accrued interest thereon at the Certificate Rate.

                                  ARTICLE FOUR

                 ACTIONS BY OWNER TRUSTEE OR CERTIFICATEHOLDERS

         SECTION 4.01. PRIOR NOTICE TO CERTIFICATEHOLDERS WITH RESPECT TO CERTAIN MATTERS. Subject to the provisions and limitations of Section 4.04, with respect to the following matters.

the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

    (a) the initiation of any claim or lawsuit by the Issuer (except claims or lawsuits brought in connection with the collection of the Receivables) and the compromise of any action, claim or lawsuit brought by or against the Issuer (except with respect to the aforementioned claims or lawsuits for collection of the Receivables);

    (b) the election by the Issuer to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

    (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

    (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Certificateholders;

    (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Certificateholders; or

    (f) the appointment pursuant to the Indenture of a successor Note Registrar, paying agent for the Notes or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

    SECTION 4.02. ACTION BY CERTIFICATEHOLDERS WITH RESPECT TO CERTAIN MATTERS. Subject to the provisions and limitations of Section 4.04, the Owner Trustee shall not have the power, except upon the direction of the Certificateholders, to (i) remove the Administrator pursuant to Section 8 of the Administration Agreement, (ii) appoint a successor Administrator pursuant to Section 8(e) and (f) of the Administration Agreement, (iii) remove the Servicer pursuant to Section 7.01 of the Sale and Servicing Agreement, (iv) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture, (v) initiate any claim, suit or proceeding by the Issuer or compromise any claim, suit or proceeding brought by or against the Issuer, (vi) authorize the merger or consolidation of the Issuer with or into any other business trust or entity (other than in accordance with Section 3.10 of the Indenture) or (vii) amend the Certificate of Trust. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the authorized representative of 100% of the Certificateholders.

    SECTION 4.03. ACTION BY CERTIFICATEHOLDERS WITH RESPECT TO BANKRUPTCY. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Issuer without the unanimous prior approval of all Certificateholders and the delivery to the Owner Trustee by each such Certificateholder of a written certification that such Certificateholder reasonably believes that the Issuer is insolvent.

    SECTION 4.04. RESTRICTIONS ON CERTIFICATEHOLDERS' POWER. The Certificateholders shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Issuer or the Owner Trustee under this Agreement or any of the other Basic Documents or would be contrary to the purpose of the Issuer as set forth in Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

    SECTION 4.05. MAJORITY CONTROL. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Holders of Trust Certificates evidencing not less than 51% of the Certificate Balance. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of Trust Certificates evidencing not less than 51% of the Certificate Balance at the time of the delivery of such notice.

                               ARTICLE FIVE

                APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

    SECTION 5.01. ESTABLISHMENT OF ACCOUNTS. The Owner Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Issuer (or in such other name as shall be specified in the Sale and Servicing Agreement) an Eligible Account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

    The Owner Trustee shall possess all right, title and interest in funds on deposit from time to time in the Certificate Distribution Account and in the proceeds thereof (other than any net investment earnings on Eligible Investments held therein). Except as otherwise expressly provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Account, the Owner Trustee (or the Depositor on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an Affiliate thereof) shall within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account that is also an Eligible Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account. Monies on deposit in the Certificate Distribution Account may be invested in Eligible Investments upon the terms set forth in Section 4.01 of the Sale and Servicing Agreement, as if the Certificate Distribution Account were an "Account".

    SECTION 5.02.  APPLICATION OF TRUST FUNDS.

    (a) On each Payment Date, the Owner Trustee will distribute to Certificateholders, on the basis of the Percentage Interest evidenced by their Trust Certificates, amounts deposited in the Certificate Distribution Account pursuant to Section 4.06 of the Sale and Servicing Agreement with respect to such Payment Date.

    (b) On each Payment Date, the Owner Trustee shall send to each Certificateholder the statement or statements provided to the Owner Trustee by the Servicer pursuant to Section 4.10 of the Sale and Servicing Agreement with respect to such Payment Date.

    (c) In the event that any withholding tax is imposed on the Issuer's payment (or allocations of income) to a Certificateholders, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Issuer (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Issuer and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as any distribution to a Non-U.S. Person), the Owner Trustee may in its sole discretion withhold such amounts in accordance with this paragraph (c). In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

    SECTION 5.03. METHOD OF PAYMENT. Subject to Section 9.01(c) respecting the final payment upon retirement of each Trust Certificate, distributions required to be made to Certificateholders on any Payment Date shall be made to each Certificateholder of record on the related Record Date by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date, or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register.

    SECTION 5.04. NO SEGREGATION OF MONIES; NO INTEREST. Subject to Sections
5.01 and 5.02, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

    SECTION 5.05. ACCOUNTING AND REPORTS TO CERTIFICATEHOLDERS, INTERNAL REVENUE SERVICE AND OTHERS. The Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Issuer on a calendar year basis on the accrual method of accounting, (b) deliver to each Certificateholders, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Certificateholders to prepare its federal and state income tax returns, (c) file any tax and information returns, and fulfill any other reporting requirements, relating to the Trust, as may be required by the Code and applicable Treasury Regulations (including Treasury Regulation Section 1.6049-7), (d) for any period during which the beneficial ownership interests in the Issuer are held by more than one Person, make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Issuer's characterization as a partnership for federal income tax purposes, (e) cause such tax returns to be signed in the manner required by law and (f) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.02(c) with respect to income or distributions to Certificateholders. The Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Owner Trustee shall not make the election provided under Section 754 of the Code.

    SECTION 5.06.  SIGNATURE ON RETURNS; TAX MATTER PARTNER.

    (a) The Owner Trustee shall sign on behalf of the Issuer the tax returns of the Issuer, unless applicable law requires a Certificateholder to sign such documents, in which case such documents shall be signed by the Administrator, pursuant to the power-of-attorney granted thereto pursuant to
Section 2.05.

    (b) For any period during which the beneficial ownership interests of the Issuer are held by more than one person, the Certificateholder holding Trust Certificates evidencing the largest portion of the Original Certificate Balance shall be designated the "tax matters partner" of the Issuer pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations, but hereby delegates its powers and duties as such to the Administrator pursuant to the power-of-attorney granted thereto pursuant to Section 2.05.

                                ARTICLE SIX

                    AUTHORITY AND DUTIES OF OWNER TRUSTEE

    SECTION 6.01. GENERAL AUTHORITY. Subject to the provisions and limitations of Sections 2.03 and 2.06, the Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Issuer is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Issuer is to be a party and any amendment or other agreement, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Issuer pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents.

    SECTION 6.02. GENERAL DUTIES. Subject to the provisions and limitations of Sections 2.03 and 2.06, it shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which the Issuer is a party and to administer the Issuer in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

    SECTION 6.03.  DUTIES OF OWNER TRUSTEE.

    (a) Subject to Article Four and in accordance with the terms of the Basic Documents, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Issuer. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article Four.

    (b) The Owner Trustee shall not be required to take any action hereunder or under any other Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

    (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholder received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement and the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

    (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten


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


days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

    SECTION 6.04. NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN INSTRUCTIONS. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Issuer or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens (other than the lien of the Indenture) on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

    SECTION 6.05. NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except in accordance with (i) the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) the Basic Documents and
(iii) any document or instruction delivered to the Owner Trustee pursuant to
Section 6.03.

    SECTION 6.06.  RESTRICTIONS. The Owner Trustee shall not take any action
(i) that is inconsistent with the purposes of the Issuer set forth in Section
2.03 or (ii) that, to the actual knowledge of a Trust Officer of the Owner Trustee, would result in the Issuer's becoming taxable as a corporation for federal or state income tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

                             ARTICLE SEVEN

                      CONCERNING THE OWNER TRUSTEE

    SECTION 7.01. ACCEPTANCE OF TRUSTS AND DUTIES. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Owner Trust Estate upon the terms of this Agreement and the other Basic Documents. The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misfeasance, bad faith, negligent action or negligent failure to act or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

    (a) the Owner Trustee shall not be liable for any error of judgment made in good faith by the Owner Trustee;

    (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Owner or Certificateholders;

    (c) no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

    (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any Basic Document, including the principal of and interest on the Notes or the Trust Certificates;

    (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for in the Basic Documents;

    (f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Seller, the Depositor, the Indenture Trustee or the Servicer under any Basic Document or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Issuer or any other Person (including the Owner Trustee) under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer or the Transferor under the Sale and Servicing Agreement; and

    (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby; the right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence, bad faith or willful misconduct in the performance of any such act.

    SECTION 7.02. FURNISHING OF DOCUMENTS. The Owner Trustee shall furnish to (a) the Certificateholders, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents and (b) Noteholders promptly upon receipt of a written request therefor, copies of the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement.

    SECTION 7.03. REPRESENTATIONS AND WARRANTIES. The Owner Trustee hereby represents and warrants to the Depositor and for the benefit of the Certificateholders, that:

    (a) it is a national banking corporation duly organized and validly existing in good standing under the laws of the United States; it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each other Basic Document;

    (b) it has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and each other Basic Document, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement and each other Basic Document on its behalf;

    (c) this Agreement constitutes the legal, valid and binding obligation of the Owner Trustee, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity; and

    (d) it is authorized to exercise trust powers in the State of Delaware as and to the extent contemplated herein or has appointed a Delaware trustee that is so authorized and it has a principal place of business in the State of Delaware or has appointed a Delaware trustee that has such a principal place of business.

    SECTION 7.04.  RELIANCE; ADVICE OF COUNSEL.

    (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

    (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement and the other Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any other Basic Document.

    SECTION 7.05. NOT ACTING IN INDIVIDUAL CAPACITY. Except as otherwise provided in this Article, in accepting the trusts hereby created [_______________] acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

    SECTION 7.06. OWNER TRUSTEE NOT LIABLE FOR TRUST CERTIFICATES OR RECEIVABLES. The recitals contained herein and in the Trust Certificates (other than the signature of the Owner Trustee and the certificate of authentication on the Trust Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Basic Document or the Trust Certificates (other than the signature of the Owner Trustee and the certificate of authentication on the Trust Certificates and the representations and warranties in Section 7.03 and the direction of the Owner Trustee, on behalf of the Trust, to the Indenture Trustee relating to execution of the Notes) or the Notes, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of the Trust Certificates, the Notes, or any ownership interest of any Receivable or Financed Vehicle, or the maintenance of any such ownership interest or for or with respect to the efficacy of the Trust, any Receivable, the Trust Certificates, the Notes, the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation, the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any physical damage or credit life or credit disability insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Issuer or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee; the acts or omissions of the Issuer or the Servicer, or any actions by the Owner Trustee taken at the instruction of the owners, PROVIDED HOWEVER; that the foregoing shall not relieve the Owner Trustee of its obligations to perform its duties under this Agreement.

    SECTION 7.07. OWNER TRUSTEE MAY OWN TRUST CERTIFICATES AND NOTES. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

    SECTION 7.08. PENNSYLVANIA MOTOR VEHICLE SALES FINANCE ACT LICENSES. The Owner Trustee, in its individual capacity, shall use its best efforts to maintain, and the Owner Trustee, as Owner Trustee, shall cause the Issuer to use its best efforts to maintain, the effectiveness of all licenses required under the Pennsylvania Motor Vehicle Sales Finance Act in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby until such time as the Issuer shall terminate in accordance with the terms hereof.

                            ARTICLE EIGHT

                    COMPENSATION OF OWNER TRUSTEE

    SECTION 8.01. OWNER TRUSTEE'S FEES AND EXPENSES. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof, and the Owner Trustee shall be entitled to be reimbursed by the Administrator for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

    SECTION 8.02. INDEMNIFICATION. The Administrator shall, pursuant to the Administration Agreement and the following provisions, reimburse the Owner Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Owner Trustee's agents, counsel, accountants and experts directly related to its services hereunder
("Expenses") The Administrator shall indemnify or shall cause the Servicer to indemnify the Owner Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Owner Trustee shall notify the Administrator and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Owner Trustee to so notify the Administrator and the Servicer shall not relieve the Administrator or the Servicer of its obligations hereunder, where such failure shall affect the Administrator's or Servicer's defenses in respect thereof. In case any such action is brought against the Owner Trustee under this Section 8.02 and it notifies the Administrator of the commencement thereof, the Administrator will assume the defense thereof, with counsel reasonably satisfactory to the Owner Trustee (who may, unless there is, as evidenced by an opinion of counsel to the Owner Trustee stating that there is an unwaivable conflict of interest, be counsel to the Administrator), and the Administrator will not be liable to the Owner Trustee under this Section for any legal or other expenses subsequently incurred by the Owner Trustee in connection with the defense thereof, other than reasonable costs of investigation. Neither the Administrator nor the Servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the Owner Trustee through the Owner Trustee's own willful misconduct, negligence or bad faith.

         SECTION 8.03. PAYMENTS TO THE OWNER TRUSTEE. Any amounts paid to the Owner Trustee pursuant to this Article shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

                                  ARTICLE NINE

                         TERMINATION OF TRUST AGREEMENT

         SECTION 9.01. TERMINATION OF TRUST AGREEMENT.

                  (a) This Agreement (other than Article Eight) and the Issuer shall dissolve and be of no further force or effect upon the earlier to occur of (i) the purchase on any Payment Date by the Servicer, or any successor Servicer, at its option, pursuant to Section 8.01(a) of the Sale and Servicing Agreement, of the Owner Trust Estate other than the Accounts and the Certificate Distribution Account, (ii) the final distribution by the Owner Trustee of all monies or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article Five or (iii) the Payment Date next succeeding the month which is one year after the maturity or other liquidation of the last Receivable and the disposition of any amount received upon liquidation of any property remaining in the Owner Trust Estate. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Issuer, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Issuer or Owner Trust Estate or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

                  (b) Except as provided in Section 9.01(a), neither of the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Issuer.

                  (c) The outstanding Trust Certificates are subject to redemption in whole, but not in part, pursuant to Section 8.01 of the Sale and Servicing Agreement; provided that the Issuer has available funds sufficient to pay the Certificate Balance, together with accrued interest at the Certificate Rate to but excluding the Payment Date.

                  (d) Notice of any termination of the Issuer, specifying the Payment Date upon which Certificateholders shall surrender their Trust Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 8.01(b) of the Sale and Servicing Agreement, stating (i) the Payment Date upon or with respect to which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Paying Agent in The City of New York therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Trust Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to
Section 5.02. The Owner Trustee shall promptly notify each Rating Agency upon the final payment of the Trust Certificates.

                  (e) In the event that all of the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable escheat laws, any funds remaining in the Issuer after exhaustion of such remedies shall be distributed by the Owner Trustee to the Depositor, in its capacities as Depositor and as Holder of such Trust Certificate.

                  (f) Upon the winding up of the Issuer and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with Section 3810 of the Business Trust Statute.

         SECTION 9.02. DISSOLUTION UPON INSOLVENCY OF THE DEPOSITOR. In the event that an Insolvency shall occur with respect to the Depositor, this Agreement shall be terminated in accordance with Section 9.01 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from (A) the Indenture Trustee (or the Indenture Trustee acting on behalf of the Class A Notes pursuant to Section 5.04(c) of the Indenture) or the Holders of at least 51% of the Outstanding Amount of the Class A Notes acting together as a single Class (without the consent of any Holder of a Class B Note) or (B) after the Class A Notes have been paid in full, the Indenture Trustee (or the Indenture Trustee acting on behalf of the Class B Notes pursuant to Section 5.04(c) of the Indenture) or the Holders of at least 51% of the Outstanding Amount of the Class B Notes (in each case excluding for the purpose of calculating the Outstanding Amount any Notes held of record or beneficially owned by AHFC, AHRC or any of their Affiliates), or if only Trust Certificates are then outstanding, Holders of Trust Certificates representing at least 51% of the Certificate Balance, to the effect that the Receivables should not be liquidated and the Issuer should not be terminated. Promptly after the occurrence of any Insolvency Event with respect to the Depositor, (A) the Depositor shall give the Indenture Trustee, the Owner Trustee and each Rating Agency written notice of such Insolvency Event and (B) upon the receipt of such written notice from the Depositor, the Indenture Trustee and Owner Trustee, respectively, shall give prompt written notice thereof to the Noteholders and Certificateholders; PROVIDED, HOWEVER, that any failure to give a notice required by this sentence to a party not then entitled to instruct the Owner Trustee that the dissolution should not occur shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this Section 9.02. Upon a termination pursuant to this Section 9.02, the Owner Trustee promptly shall, or if any Notes are outstanding, the Indenture Trustee (or relevant Indenture Trustee for the relevant Class or Classes of Notes pursuant to Section 5.04(e) of the Indenture) shall, promptly sell the assets of the Issuer (other than funds on deposit in the Collection Account, Payahead Account and Reserve Fund) in a commercially reasonable manner and on commercially reasonable terms and, if any Notes are outstanding, in accordance with the terms of the Indenture. The proceeds of such a sale of the assets of the Issuer shall be treated as collections under the Sale and Servicing Agreement and shall be deposited into the Collection Account and distributed pursuant to the terms of the Sale and Servicing Agreement.

                                   ARTICLE TEN

              SUCCESSOR OWNER TRUSTEE AND ADDITIONAL OWNER TRUSTEES

         SECTION 10.01. ELIGIBILITY REQUIREMENTS FOR OWNER TRUSTEE. The Owner Trustee shall at all times be an entity having a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or state authorities. If such entity shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.01, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

         SECTION 10.02. RESIGNATION OR REMOVAL OF OWNER TRUSTEE. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer and the Indenture Trustee. If at any time the Owner Trustee is deemed to have a conflict of interest under the TIA, because of its roles as both Owner Trustee hereunder and Indenture Trustee under the Indenture, the Owner Trustee shall resign as Owner Trustee hereunder. [_____________________], in its capacity as Owner Trustee, shall also resign as Owner Trustee hereunder if any Event of Default under the Indenture occurs and is necessary to eliminate any conflict of interest under the TIA with the Indenture Trustee or any other trustee under the Indenture. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

         If at any time the Owner Trustee shall cease to be eligible in accordance with Section 10.01 and shall fail to resign promptly, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee by written instrument to such effect delivered to the Owner Trustee, the Depositor and the Indenture Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees and expenses owed to the outgoing Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each Rating Agency.

         SECTION 10.03. SUCCESSOR OWNER TRUSTEE. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

         No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice thereof to all Certificateholders, the Indenture Trustee, the Noteholders and each Rating Agency. If the Administrator shall fail to mail such notice within ten days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

         SECTION 10.04. MERGER OR CONSOLIDATION OF OWNER TRUSTEE. Any entity into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such entity shall be eligible pursuant to Section 10.01 without the execution or filing of any instrument or any further action on the part of any of the parties hereto, anything herein to the contrary notwithstanding and, provided further, that the Owner Trustee shall mail notice of such merger or consolidation to each Rating Agency.

         SECTION 10.05. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 25 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01, and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (a) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                  (b) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                  (c) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

                                 ARTICLE ELEVEN

                   AUTHORITY AND DUTIES OF DELAWARE CO-TRUSTEE

         SECTION 11.01. GENERAL AUTHORITY OF DELAWARE CO-TRUSTEE. The Delaware Co-Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. In accordance with the terms of the Basic Documents, the Certificateholders may by written instruction direct the Delaware Co-Trustee in the execution of its duties under this Agreement. Such direction may be exercised at any time by written instruction of the Certificateholders to the Delaware Co-Trustee.

         SECTION  11.02. DUTIES OF DELAWARE CO-TRUSTEE.

                  (a) It is understood and agreed that the duties and responsibilities of the Delaware Co-Trustee shall be limited to (a) accepting legal process served on the Issuer in the State of Delaware and (b) the execution and delivery of all documents, and the maintenance of all records, necessary to form and maintain the existence of the Issuer under the Business Trust Statute.

                  (b) Except as otherwise expressly required by Section 11.02(a) above, the Delaware Co-Trustee shall not have any duty or liability with respect to the administration of the Issuer, the investment of the Owner Trust Estate or the Trust Estate or the payment of dividends or other distributions of income or principal to the Certificateholders or any of the Issuer's beneficiaries.

                  (c) The Delaware Co-Trustee shall not be liable for the acts or omissions of the Owner Trustee, the Indenture Trustee or the Administrator, nor shall the Delaware Co-Trustee be liable for supervising or monitoring the performance of the duties and obligations of the Owner Trustee, the Indenture Trustee, the Administrator or the Issuer or duties and obligations of any of the foregoing under any of the Basic Documents. The Delaware Co-Trustee shall not be personally liable under any circumstances, except for its own willful misconduct or gross negligence. In particular, but not by way of limitation:

                           (a) The Delaware Co-Trustee shall not be personally liable for any error of judgment made in good faith;

                           (b) No provision of this Agreement shall require the Delaware Co-Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Delaware Co-Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assures or provided to it;

                           (c) Under no circumstance shall the Delaware Co-Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Issuer;

                           (d) The Delaware Co-Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Owner Trustee or the Depositor;

                           (e) The Delaware Co-Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of an authorized signatory, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (f) the Delaware Co-Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator, as provided in the Administration Agreement, or the Certificateholders, as provided herein;

                           (g) In the exercise or administration of the Issuer hereunder, the Delaware Co-Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Delaware Co-Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Delaware Co-Trustee in good faith and (ii) may consult with counsel, accountants and other skilled persons to be selected in good faith and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or such Opinion of Counsel, accountants or other skilled persons;

                           (h) The Delaware Co-Trustee shall be entitled to all of the other benefits and protection provided to the Owner Trustee in this Agreement; and

                           (i) Except as expressly provided in this Section 11.02, in accepting and performing the Issuer hereby created the Delaware Co-Trustee acts solely as co-trustee hereunder and not in its individual capacity, and all persons having any claim against the Delaware Co-Trustee by reason of the transactions contemplated by this Agreement shall look only to the Administrator for payment or satisfaction thereof.

         SECTION 11.03. REPRESENTATIONS AND WARRANTIES OF DELAWARE CO-TRUSTEE. The Delaware Co-Trustee hereby represents and warrants to the Depositor and for the benefit of the Certificateholders, that:

                  (a) It is a national banking association duly organized and existing and in good standing under the laws of the United States. It has full power, authority and right to execute, deliver and perform its obligations under this Agreement.

                  (b) It has taken all corporate action necessary to authorize the execution and delivery of this Agreement, and this Agreement has been executed and delivered by one of its officers duly authorized to execute and deliver this Agreement on its behalf.

                  (c) This Agreement constitutes the legal, valid and binding obligation of the Delaware Co-Trustee, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  (d) It is authorized to exercise trust powers in the State of Delaware as and to the extent contemplated herein and it has a principal place of business in the State of Delaware.

         SECTION 11.04. COMPENSATION OF DELAWARE CO-TRUSTEE. The Issuer shall pay or shall cause the Servicer to pay to the Delaware Co-Trustee from time to time compensation for its services as have been separately agreed upon before the date hereof, and the Delaware Co-Trustee shall be entitled to be reimbursed by the Administrator for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Delaware Co-Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

         SECTION 11.05. INDEMNIFICATION OF DELAWARE CO-TRUSTEE. The Administrator shall, pursuant to the Administration Agreement and the following provisions, reimburse the Delaware Co-Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Delaware Co-Trustee's agents, counsel, accountants and experts directly related to its services hereunder The Administrator shall indemnify or shall cause the Servicer to indemnify the Delaware Co-Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of the Issuer and the performance of its duties hereunder. The Delaware Co-Trustee shall notify the Administrator and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Delaware Co-Trustee to so notify the

Administrator and the Servicer shall not relieve the Administrator or the Servicer of its obligations hereunder, where such failure shall affect the Administrator's or Servicer's defenses in respect thereof. In case any such action is brought against the Delaware Co-Trustee covered by this Section
11.05 or any action for which the Delaware Co-Trustee is entitled to indemnification by the Administrator under the Administration Agreement, and it notifies the Administrator of the commencement thereof, the Administrator will assume the defense thereof, with counsel reasonably satisfactory to the Delaware Co-Trustee (who may, unless there is, as evidenced by an opinion of counsel to the Delaware Co-Trustee stating that there is an unwaivable conflict of interest, be counsel to the Administrator), and the Administrator will not be liable to the Delaware Co-Trustee under this Section for any legal or other expenses subsequently incurred by the Delaware Co-Trustee in connection with the defense thereof, other than reasonable costs of investigation. Neither the Administrator nor the Servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the Delaware Co-Trustee through the Delaware Co-Trustee's own willful misconduct, negligence or bad faith.

         SECTION 11.06. RESIGNATION OR REMOVAL OF DELAWARE CO-TRUSTEE. The Delaware Co-Trustee may resign upon thirty days notice to the Owner Trustee and the Certificateholders; PROVIDED, HOWEVER, that a successor Delaware Co-Trustee satisfactory to the Owner Trustee and the Certificateholders shall have been appointed and agreed to serve. If a successor Delaware Co-Trustee shall not have been appointed within such 30 day period, the Delaware Co-Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Delaware Co-Trustee.

         SECTION 11.07. PAYMENTS TO THE DELAWARE CO-TRUSTEES. Any amounts paid to the Delaware Co-Trustee pursuant to this Article Eleven from assets in the Owner Trust Estate shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

         SECTION 12.01. SUPPLEMENTS AND AMENDMENTS. This Agreement may be amended by the Depositor, the Owner Trustee and the Delaware Co-Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders, if (a) the Indenture Trustee and Owner Trustee receive an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of any Noteholder or Certificateholder, or
(b) the Indenture Trustee or Owner Trustee, as the case may be, have received the consent of (i) the Holders of at least 51% of the Outstanding Amount of the Class A Notes acting as a single Class (without the consent of any Holder of a Class B Note) or (ii) after the Class A Notes have been paid in full, the Holders of at least 51% of the Outstanding Amount of the Class B Notes (in each case excluding for the purpose of calculating the Outstanding Amount any Notes held of record or beneficially owned by AHFC, AHRC or any of their

Affiliates) or (iii) if the Class B Notes have been paid in full, the Holders of Trust Certificates representing at least 51% of the Certificate Balance PROVIDED, HOWEVER, that no such amendment made pursuant to clause (b) above shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance required to consent to any such amendment, without the consent of the Holders of all the affected Notes and Trust Certificates.

                  This Agreement may also be amended from time to time by the Depositor, the Owner Trustee, the Delaware Co-Trustee and the Indenture Trustee for purposes of changing the formula for determining the Specified Reserve Fund Balance, the manner in which the Reserve Fund is funded (i.e. to allow the deposit of cash therein by any Person, but not to change any order of priority of payments and distributions specified in Section 4.06 of the Sale and Servicing Agreement) changing the remittance schedule for the deposit of collections in the Collection Account or Payahead Account or changing the definition of Eligible Investments (a) without the consent of any of the Noteholders or the Certificateholders, if the Owner Trustee and Indenture Trustee have received from each Rating Agency, that has rated any Outstanding Class of Notes, of its written confirmation that such amendment will not result in the qualification, withdrawal or modification of the rating then assigned by such Rating Agency to any Class of Notes, or (b) if the Indenture Trustee or Owner Trustee, as the case may be, have received the consent of (i) the Holders of at least 51% of the Outstanding Amount of the Class A Notes (without the consent of any Holder of a Class B Note) or (ii) after the Class A Notes have been paid in full, the Holders of at least 51% of the Outstanding Amount of the Class B Notes (in each case excluding for the purpose of calculating the Outstanding Amount any Notes held of record or beneficially owned by AHFC, AHRC or any of their Affiliates) or (iii) if the Class B Notes have been paid in full, the Holders of Trust Certificates representing at least 51% of the Certificate Balance or (c) the Indenture Trustee has received the consent of Holders of at least 51% of the Outstanding Amount of all Notes and Holders of at least 51% of the Certificate Balance, voting as a single Class (in each case excluding for the purpose of calculating the Outstanding Amount or the Certificate Balance, any Securities held of record or beneficially owned by AHFC, AHRC or any of their Affiliates); PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the percentage of the Certificate Balance required to consent to any such amendment, without the consent of the Holders of all the effected Notes and Trust Certificates.

                  Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

It shall not be necessary for the consent of Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

     Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

     Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. Neither the Owner Trustee nor the Delaware Co-Trustee shall be obligated to, enter into any such amendment which affects the Owner Trustee's or Delaware Co-Trustee's own rights, duties or immunities under this Agreement or otherwise.

     SECTION 12.02. NO LEGAL TITLE TO OWNER TRUST ESTATE IN CERTIFICATEHOLDERS. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles Five and Nine. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

     SECTION 12.03. LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Indemnified Parties, the Depositor, the Certificateholders, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 12.04. NOTICES.

     (a) Unless otherwise expressly specified or permitted by the terms hereof, all demands, notices and communications under this Agreement shall be in writing, personally delivered, mailed by certified mail, return receipt requested, or sent via facsimile transmission (followed by hard copy by overnight delivery) and shall be deemed to have been duly given upon receipt
(i) in the case of the Owner Trustee, at the Corporate Trust Office, with a copy to: [__________________________], Attention: _____________, (ii) in the
case of the Depositor, to American Honda Receivables Corp., 700 Van Ness Avenue, Building 300, Torrance, California 90501, Attention: President or
(iii) as to either party, at such other address as shall be designated by such party in a written notice to the other party.

     (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     SECTION 12.05. SEVERABILITY. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or of the Trust Certificates or the rights of the Holders thereof.

     SECTION 12.06. SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 12.07. SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Depositor and its permitted assigns, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

     SECTION 12.08. NO PETITION. The Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement, each Certificateholder, by accepting a Trust Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation or other proceedings under any United States federal or state or similar law. This Section 12.08 shall survive the termination of this Agreement or the termination of the Owner Trustee under this Agreement.

     SECTION 12.09. NO RECOURSE. Each Certificateholder by accepting a Trust Certificate acknowledges that the Trust Certificates represent beneficial interests in the Issuer only and do not represent interests in or obligations of the Depositor, AHFC (in any capacity), the Seller, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Trust Certificates, this Agreement or any other Basic Document.

     SECTION 12.10. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 12.11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS,

RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 12.12. DEPOSITOR PAYMENT OBLIGATION. The Depositor shall be responsible for payment of the Administrator's compensation under the Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder. In addition, the Depositor shall be responsible for the payment of all fees and expenses of the Issuer and the Trustees paid by any of them in connection with any of their obligations under the Basic Documents to obtain or maintain any required license under the Pennsylvania Motor Vehicle Sales Finance Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers as of the day and year first above written.

                                    AMERICAN HONDA RECEIVABLES CORP.,
                                    as Depositor

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    [------------------------------------],
                                    not in its individual capacity but solely as

                                    Owner Trustee


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A


                           FORM OF TRUST CERTIFICATE

         THIS CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE OWNER TRUSTEE, THE SERVICER, THE ADMINISTRATOR, AHFC, AHRC OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D OF THE 1933 ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

         NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE OWNER TRUSTEE SHALL HAVE RECEIVED A REPRESENTATION FROM THE TRANSFEREE HEREOF IN FORM AND SUBSTANCE SATISFACTORY TO THE OWNER TRUSTEE TO THE EFFECT THAT: (1) SUCH TRANSFEREE (A) IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE (A "PLAN"), NOR A PERSON ACTING ON BEHALF OF A PLAN NOR USING THE ASSETS OF A PLAN TO EFFECT SUCH TRANSFER, AND (B) IS NOT AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AS TO WHICH THERE IS A PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACTS HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTCE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEED 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE

DETERMINED UNDER SECTION I(A) OF PTCE 95-60) AT THE DATE OF ACQUISITION; OR
(2) SUCH TRANSFEREE IS A PLAN OR IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN INSURANCE COMPANY GENERAL ACCOUNT, BUT HAVING ATTACHED THERETO AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE,
WHICH OPINION SHALL NOT BE AN EXPENSE OF EITHER THE OWNER TRUSTEE OR THE
TRUST, ADDRESSED TO THE OWNER TRUSTEE, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE OWNER TRUST ESTATE BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE OWNER TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY.
                                                            [$ --------------- ]
NUMBER R-1                                                      CUSIP NO. N/A

                  HONDA AUTO RECEIVABLES [_____] OWNER TRUST
                           ASSET BACKED CERTIFICATE

evidencing a fractional undivided interest in the Issuer, as defined below, the property of which includes a pool of retail installment sale or conditional sale contracts secured by new and used Honda and Acura motor vehicles.

         (This Trust Certificate does not represent an interest in or obligation of American Honda Receivables Corp., American Honda Finance Corporation or any of their respective affiliates.)

         THIS CERTIFIES THAT AMERICAN HONDA RECEIVABLES CORP. is the registered owner of a 100 percent nonassessable, fully-paid, undivided percentage interest in the Honda Auto Receivables [_____] Owner Trust (the "Issuer"), formed by American Honda Receivables Corp., a California corporation (the "Depositor").

         The Issuer was created pursuant to a Trust Agreement dated as of [___________], as amended and restated by an Amended and Restated Trust Agreement dated as of [____________] (as amended or supplemented from time to time, the "Trust Agreement"), between the Depositor and [__________________], as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Trust Agreement.

         This Trust Certificate is one of the duly authorized certificates designated as "Asset Backed Certificates" (the "Trust Certificates"). Issued under an Indenture dated as of [__________] (the "Indenture"), between the Issuer and [_______________], as indenture trustee, are [____] classes of Notes designated as "Class A-1 [_____]% Asset Backed Notes," "Class A-2 [_____]% Asset Backed Notes", "Class A-3 [_____]% Asset Backed Notes" and "Class B [ ]% Asset Backed Notes" (collectively, the "Notes"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Trust Certificate, by virtue of its acceptance hereof, assents and by which such Holder is bound. The property of the Issuer includes, among other things, a pool of retail installment sale or conditional sale contracts for new and used Honda and Acura motor vehicles (collectively, the "Receivables"), all monies received on or in respect of the Receivables on or after [__________], security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement and all proceeds of the foregoing.

         Under the Trust Agreement, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day, (each, a "Payment Date"), commencing on [_______________], to the person in whose name this Trust Certificate is registered at the close of business on the related Record Date, such Certificateholder's pro rata portion of the amounts to be distributed to Certificateholders on such Payment Date in respect of amounts distributable to the Certificateholders pursuant to Section 4.06 of the Sale and Servicing Agreement.

         The holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement and the Indenture.

         It is the intent of the Depositor, AHFC and the Certificateholders that, for purposes of federal income tax, state and local income tax, any state single business tax and any other income taxes, the Issuer will be treated as a partnership, and the Certificateholders will be treated as partners in that partnership, for any period during which the beneficial ownership interests in the Issuer are held by more than one person. Each Certificateholder by acceptance of a Trust Certificate or any beneficial interest in a Trust Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Trust Certificates as partnership interests in the Issuer for such tax purposes.

         Each Certificateholder, by its acceptance of a Trust Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any other Basic Document.

         Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Trust Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Trust Certificate at the office or agency of the Paying Agent maintained for that purpose by the Owner Trustee in the Borough of Manhattan, The City of New York.

         Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee or an authenticating agent, by manual signature, this Trust Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

         THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Trust Certificate to be duly executed.

                                            HONDA AUTO RECEIVABLES [_____] OWNER
                                            TRUST

Dated:                                      By: [____________________],
                                                not in its individual capacity
                                                but solely as Owner Trustee

                                            By: ________________________________
                                                      Authorized Signatory


                 OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.

[____________________], as Owner Trustee or [____________________], as Owner
                                            Trustee


By: _____________________                   By: _____________________
    Authorized Signatory                        Authorized Signatory

                        [REVERSE OF TRUST CERTIFICATE]

         The Trust Certificates do not represent an obligation of, or an interest in, AHRC, AHFC, Honda Motor Co., Ltd., the Owner Trustee or any of their respective affiliates and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the other Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

         The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by (i) the Depositor, the Owner Trustee and the Delaware Co-Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders, if (a) the Indenture Trustee and Owner Trustee receive an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of any Noteholder or Certificateholder, or
(b) the Indenture Trustee or Owner Trustee, as the case may be, have received the consent of (i) the Holders of at least 51% of the Outstanding Amount of the Class A Notes acting as a single Class (without the consent of any Holder of a Class B Note) or (ii) after the Class A Notes have been paid in full, the Holders of at least 51% of the Outstanding Amount of the Class B Notes (in each case excluding for the purpose of calculating the Outstanding Amount any Notes held of record or beneficially owned by AHRC, AHFC or any of their Affiliates) or (iv) if the Class B Notes have been paid in full, the Holders of Trust Certificates representing at least 51% of the Certificate Balance PROVIDED, HOWEVER, that no such amendment made pursuant to clause (b) above shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance required to consent to any such amendment, without the consent of the Holders of all the affected Notes and Trust Certificates.

         The Trust Agreement may also be amended from time to time by the Depositor, the Owner Trustee, the Delaware Co-Trustee and the Indenture Trustee for the purposes of changing the formula for determining the Specified Reserve Fund Balance, the manner in which the Reserve Fund is funded (i.e. to allow the deposit of cash therein by any Person, but not to change any order of priority of payments and distributions specified in Section 4.06 of the Sale and Servicing Agreement) changing the remittance schedule for the deposit of collections in the Collection Account or Payahead Account or changing the definition of Eligible Investments (a) without the consent of the Noteholders or the Certificateholders, if the Owner Trustee and

Indenture Trustee have received from each Rating Agency that has rated any Outstanding Class of Notes its written confirmation that such amendment will not result in the qualification, withdrawal or modification of the rating then assigned by such Rating Agency to any Class of Notes, or (b) the Indenture Trustee or Owner Trustee, as the case may be, has received the consent of (i) the Holders of at least 51% of the Outstanding Amount of the Class A Notes (without the consent of any Holder of a Class B Note) or (ii) after the Class A Notes have been paid in full, the Holders of at least 51% of the Outstanding Amount of the Class B Notes (in each case excluding for the purpose of calculating the Outstanding Amount any Notes held of record or beneficially owned by AHFC, AHRC or any of their Affiliates) or (iii) if the Class B Notes have been paid in full, the Holders of Trust Certificates representing at least 51% of the Certificate Balance or (c) the Indenture Trustee has received the consent of Holders of at least 51% of the Outstanding Amount of all Notes and Holders of Trust Certificates representing at least 51% of the Certificate Balance, voting as a single Class (in each case excluding for the purpose of calculating the Outstanding Amount or the Certificate Balance, any Securities held of record or beneficially owned by AHFC, AHRC or any of their Affiliates); PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount and the Certificate Balance required to consent to any such amendment, without the consent of the Holders of all of the affected Notes and Trust Certificates.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Trust Certificate is registerable in the Certificate Register upon surrender of this Trust Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Trust Certificates evidencing the same aggregate Percentage Interest in the Issuer will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is [________________________], [_________].

         Except as provided in the Trust Agreement, the Trust Certificates are issuable only as registered Trust Certificates. As provided in the Trust Agreement and subject to certain limitations therein set forth, Trust Certificates are exchangeable for new Trust Certificates evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Trust Agreement and the Issuer created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Owner Trust Estate. The Servicer of the Receivables may at its option purchase the Owner Trust Estate at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Issuer will effect early retirement of the Trust Certificates; provided, however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

         The Trust Certificates may not be acquired by a Benefit Plan. By accepting and holding this Trust Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)

the within Trust Certificate, and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________, attorney, to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                                 ------------------------------
                                                       Signature Guaranteed:

--------------------
* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                 EXHIBIT B

                       TRANSFEREE REPRESENTATION LETTER

Honda Auto Receivables [_______] Owner Trust
[__________________] not in its individual
capacity but solely as Owner Trustee

[__________________________________]
[________________________]

[_____________________________]
as Certificate Registrar

[_______________________________]
[___________________________]

Attention:        Corporate Trust Services -- Honda Auto Receivables [_______]
                  Owner Trust

                  Re: TRANSFER OF HONDA AUTO RECEIVABLES [________] OWNER TRUST CERTIFICATE

Ladies and Gentlemen:

         This letter is delivered pursuant to section 3.04 of the Amended and Restated Trust Agreement dated as of [______________] (the "Trust Agreement") between Honda Auto Receivables Corp., as Depositor, [___________________________], as Owner Trustee (the "Owner Trustee") and
[________________________________], as Delaware Co-trustee, in connection with the transfer by _______________________________________ (the "Seller") to the
undersigned (the "Purchaser") of $__________________________ balance of Certificates (the "Certificates"). Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Trust Agreement.

         In connection with such transfer, the undersigned hereby represents and warrants to you and the addressees hereof as follows:

         / /  I am not a Non-U.S. Person as defined in the Trust Agreement; and

         / / I am not (i) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (ii) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation Section 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Class of Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60; or

         / / I am delivering herewith an Opinion of Counsel in form and substance satisfactory tO the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Owner Trustee, the Certificate Registrar, the Servicer, the Administrator, the Owner or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law).

                       [Signature appears on next page]

         IN WITNESS WHEREOF, the Purchaser hereby executes this Transferee Representation Letter on the ___ day of _______________, _____.


                                               Very truly yours,

                                               -----------------------------,
                                               The Purchaser

                                               By:
                                                    --------------------------
                                                    Name:
                                                    Title:

                                   EXHIBIT C

                        TRANSFEROR REPRESENTATION LETTER

Honda Auto Receivables [_______] Owner Trust
[__________________] not in its individual
capacity but solely as Owner Trustee

[__________________________________]
[________________________]

[_____________________________]
as Certificate Registrar

[_______________________________]
[___________________________]

Attention:        Corporate Trust Services -- Honda Auto Receivables
                  [__________] Owner Trust

                  Re: TRANSFER OF HONDA AUTO RECEIVABLES [________] OWNER TRUST CERTIFICATE

Ladies and Gentlemen:

         This letter is delivered pursuant to section 3.03 of the Amended and Restated Trust Agreement dated as of [___________] (the "Trust Agreement") between Honda Auto Receivables Corp., as Depositor, [___________________________], as Owner Trustee (the "Owner Trustee") and
[_________________________], National Association, as Delaware Co-Trustee, in connection with the transfer by _______________________________________ (the
"Purchaser") to the undersigned (the "Seller") of $__________________________ balance of Certificates (the "Certificates"). Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Trust Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

                  2. Neither the Transferor nor anyone acting on its behalf has
         (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Transferred Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Transferred Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Transferred Certificate pursuant to the Securities Act or any state securities laws.

                                        Very truly yours,

                                        ---------------------------------------
                                        (Transferor)

                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------

Title:


                                      C-2